Notice of Annual Meeting of Shareholders

     The 1998 Annual Meeting of Shareholders of Rand Capital Corporation (the "Corporation") will be held on April 14, 1998, at 10:00 am in Room 1734, Rand Building, 14 Lafayette Square, Buffalo, New York, for the following purposes:

1. To elect seven directors to hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualified;

2. To ratify the selection of Deloitte & Touche LLP as independent auditors for the 1998 fiscal year for the Corporation; and

3. To consider and act upon such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 10, 1998 are entitled to notice of and to vote at the meeting, and at any adjournment thereof.

March 17, 1998           By Order of the Board of Directors,
Buffalo, New York        Reginald B. Newman II
                         Chairman

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Rand Capital Corporation Proxy Statement

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rand Capital Corporation (the "Corporation"), for the Annual Meeting of Shareholders to be held on April 14, 1998. Only shareholders of record at the close of business on March 10, 1998 are entitled to notice of and to vote at the meeting, and at any adjournment thereof. On that date, the Corporation had outstanding 5,708,034 Common Shares, par value $.10 per share ("shares").

Each share entitles the holder to one vote. Shares cannot be voted at the meeting unless the shareholder is present or represented by proxy. If the enclosed form of proxy is returned properly executed, the shares represented thereby will be voted at the meeting in accordance with the instructions contained in the proxy, unless the proxy is revoked prior to its exercise. Any shareholder who executed and delivers the accompanying form of proxy has the right to revoke it at any time before it is voted. A shareholder may revoke a proxy by executing a subsequently dated proxy or a notice of revocation, provided such subsequent proxy or notice is delivered to the Corporation prior to the taking of a vote, or by voting in person at the meeting. Proxies submitted with abstentions and broker non-votes will be counted in determining whether or not a quorum is present. Abstentions and broker non-votes will not be counted in tabulating the votes cast on proposals submitted to shareholders.

This Proxy Statement and accompanying form of proxy are being mailed to shareholders on or about March 17, 1998. A copy of the Corporation's 1997 Annual Report, which contains financial statements, accompanies this Proxy Statement.

The cost of soliciting proxies in the accompanying form will be borne by the Corporation. The Corporation does not expect to pay any compensation for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person or by telephone by directors, officers and regular employees of the Corporation, who will receive no additional compensation therefor.

The Corporation's office is located at 2200 Rand Building, Buffalo, New York 14203; telephone number 716-853-0802.

Beneficial Ownership of Shares

Unless otherwise indicated, the following table sets forth beneficial ownership of the Corporation's shares on March 10, 1998, by (a) persons known to the Corporation to be beneficial owners of more than 5% of the outstanding shares,
(b) directors and nominees for director of the Corporation and (c) all directors and officers of the Corporation as a group. Unless otherwise stated, each person named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned by such person.

                                             Amount and Nature of
                                             Beneficial Ownership (1)  Percent
Beneficial Owner                                                       of Class
(a)  More than 5% Owners:

     Reginald B. Newman II                        606,250                10.6
     2440 Sheridan Drive, Tonawanda, New York
     Willis S. McLeese                            500,000  (2)            8.8
     45 St. Clair Ave W.,
     Toronto, Canada

(b)  Directors and Nominees for Director:

     Thomas R. Beecher, Jr.                        36,835  (3)              *
     Allen F. Grum                                 51,603                   *
     Luiz F. Kahl                                  64,516                 1.1
     Ross B. Kenzie                               155,000                 2.7
     Willis S. McLeese                            500,000  (2)            8.8
     Reginald B. Newman II                        606,250                10.6
     Jayne K. Rand                                215,734                 3.8

(c) All Directors and Officers as a group:

     Nine persons                               1,648,938 (4)            28.9
     *Less than 1%


(1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission.

(2) Such shares are owned by Colmac Holdings, Ltd., a corporation of which Mr. McLeese is the Chairman and principal owner.

(3) 9,835 shares are owned by Beecher Securities Corporation, a venture capital company owned by Mr. Beecher and members of his family, of which Mr. Beecher has voting control.

(4) Except as indicated above, members of the group have sole voting and investment power over these shares.

1. Election Of Directors

     Seven directors are to be elected at the meeting, each to serve until the next Annual Meeting of Shareholders and until his or her successor has been elected and qualified. Unless marked to the contrary, the proxies received will be voted FOR the election of the seven nominees named below.

     Each of the nominees, Thomas R. Beecher, Jr., Allen F. Grum, Luiz F. Kahl, Ross B. Kenzie, Willis S. McLeese, Reginald B. Newman II, and Jayne K. Rand, are presently members of the Board of Directors, who were elected at the Corporation's last Annual Meeting of Shareholders. Each of the nominees has consented to serve as director, if elected. If at the time of the meeting any nominee should be unable to serve, it is the intention of the persons designated as proxies to vote, in their discretion, for such other persons as may be designated as a nominee by the Board of Directors.

Information Regarding the Nominees

Thomas R. Beecher, Jr., 62, became a director of the Corporation in 1969 and had been Chairman of the Board from August 1991 to April 1996. Mr. Beecher has been a self-employed attorney and business consultant in Buffalo, New York since 1976. He has been President and a director of Beecher Securities Corporation, a family owned venture capital company, since 1979. Mr. Beecher is also a director of Albany International Corporation, a manufacturer of paper machine clothing.

*Allen F. Grum, 40, became a director of the Corporation in 1996. He has served as the President and Chief Executive Officer of the Company since January 1996. Prior to becoming President, Mr. Grum served as Senior Vice President of the Company commencing in June 1995. From 1994 to June 1995, he was Executive Vice President of Hamilton Financial Corporation, and from
     1991-1994 he served as Senior Vice President of Marine Midland Mortgage Corporation. Mr. Grum is also a director of ARIA Wireless Systems, Inc., a marketer of wireless radio transmission communication equipment.

Luiz F. Kahl,  61, became a director in January  1997. He has been  President of
     The Vector Group, LLC, Williamsville, NY, a private investment company since February 1996. Prior thereto, he was the President of the Carborundum Company, and Chief Executive Officer of BP Advanced Materials, Niagara Falls, NY, subsidiaries of British Petroleum plc, manufacturers of high technology ceramic materials since 1984.

Ross B. Kenzie, 66, became a director in 1996. Mr. Kenzie has been retired since
     1990. Prior thereto, he was the Chairman of the Board and Chief Executive Officer of Goldome Bank, Buffalo, NY, a savings bank, since 1980.

*Willis S. McLeese, 84, became a director in 1986. Since 1976, Mr. McLeese has been the Chairman of Colmac Holdings Limited, Toronto, Ontario, Canada, which develops, owns and operates cogeneration and alternative energy electric power generating plants.

*Reginald B. Newman II, 60, became a director in 1987 and has been Chairman of the Board since 1996. Mr. Newman has been President of NOCO Energy Corporation, Tonawanda, NY, a petroleum distributor, since 1960.

Jayne K. Rand, 37,  became a director in 1989.  Since 1993,  Ms. Rand has been a
     Vice President of M & T Bank. From 1989 to 1993, Ms. Rand was an Assistant Vice President of Marine Midland Bank.

* Designates Directors and nominees for Director who are "interested persons" within the meaning of Section 2(a) (19) of the Investment Company Act of 1940, as amended (the "1940 Act"). Mr. Newman and Mr. McLeese are included in this category as a result of their percentage ownership of shares.

Committees and Meeting Data

The following Committees of the Board of Directors have the members indicated below:
         Audit Committee: *Willis S. McLeese, Luiz F. Kahl,
                           Jayne K. Rand
  Compensation Committee:  Ross B. Kenzie, Luiz F. Kahl, Jayne K. Rand
    Governance Committee:  Thomas R. Beecher, Jr., Ross B. Kenzie, Jayne K. Rand

* Designates "interested persons" as noted above.

     The Audit Committee considers and recommends to the Board of Directors the selection of the Corporation's auditors and the range of their services. It reviews with the auditors the plan and results of the annual audit, the adequacy of the Corporation's system of internal accounting controls and the costs of the auditor's services.

     The Compensation Committee is responsible for setting the compensation of the senior executive officers, reviewing the criteria that form the basis for management's recommendations for officer and employee compensation and reviewing management's recommendations in this regard.

     The Governance Committee is responsible for recommending committee memberships, ensuring the annual performance evaluation of the President is completed, and considering and recommending nominees for the Board of Directors. The Committee will consider a nominee for election to the Board recommended by a shareholder if the shareholder submits to the Committee a written proposal which includes the qualifications of the proposed nominee and the consent of the proposed nominee to serve if elected.

     In 1997 the full board met on eight occasions. The Audit Compensation and Governance Committees each met twice in 1997. Each incumbent director attended at least 88% of the aggregate number of meetings of the Board of Directors and of the Committees of the Board of which he or she is a member during the year.

Executive Officers

In addition to Mr. Grum, the executive officers of the company include:

Nora B. Sullivan, 40, has served as Executive Vice President of the Corporation since September 1995. From February 1995 to July 1995, Ms. Sullivan served as Senior Associate at Barakat & Chamberlain, a financial and economic consulting firm located in San Francisco, CA. From 1993 to 1994, Ms. Sullivan attended The Columbia University Graduate School of Business where she received an MBA with concentrations in both Finance and International Business. From 1991 to 1992, Ms. Sullivan served as General Counsel to Integrated Waste Services, Inc., a publicly held solid waste management company located in Buffalo, NY.

Daniel  P.  Penberthy,  35,  has  served  as  Chief  Financial  Officer  of  the
     Corporation since August 1997. From 1993 to 1997, Mr. Penberthy served as Chief Financial Officer for both the Greater Buffalo Partnership (formerly the Chamber of Commerce) and the Greater Buffalo Convention and Visitors Bureau. Prior thereto, from 1990 to 1993 Mr. Penberthy served as a Senior Associate with the Greater Buffalo Development Foundation, a regional business development organization.

Compensation

The following table sets forth information with respect to the compensation paid or accrued by the Corporation in the 1997 fiscal year to each director, and to each executive officer of the Corporation with aggregate compensation from the Corporation in excess of $60,000. The Corporation is not part of a fund complex.

                                                                 Pension or
                                                                 Retirement
                                                                 Benefits
                                                                 Accrued as Part
                                             Aggregate           of Company
Name & Position                              Compensation        Expenses
---------------                              ------------        ---------
Allen F. Grum, President, Director              116,077            7,013(1)
Thomas R. Beecher, Jr., Director                  6,250                   0
Ross B. Kenzie, Director                          6,250                   0
Willis S. McLeese, Director                       5,750                   0
Reginald B. Newman II, Director                   7,000                   0
Jayne K. Rand, Director                           6,250                   0
Luiz F. Kahl, Director                            5,500                   0
Nora B. Sullivan, Executive Vice President       96,993            5,820(1)

     (1) Included within the indicated compensation is payment of Corporation contributions to the Corporation's 401(k) Profit Sharing Plan. To date, an aggregate of $18,133 has been deferred for payment to Mr. Grum and Ms. Sullivan. Under such plan, participants may elect to contribute up to 20% of their compensation on a pretax basis by salary reduction. For eligible employees, the Corporation makes a discretionary flat contribution of 1% of compensation and matches an eligible contribution of up to a maximum of five percent (5%). In addition, the Corporation may contribute an annual discretionary amount as determined by the Board of Directors. In 1997, the Corporation did not make a discretionary contribution to the 401(k) Plan.

Director Compensation

     During 1997, under the Corporation's standard compensation arrangements with directors, each non-employee director received an annual fee of $1,000 plus $750 for attendance at each meeting of the Board of Directors and $250 for each separate meeting of a Committee. The Chairman of the Board, Mr. Newman, received an annual fee of $2,500 plus $750 for attendance at Board meetings.

Stock Options/Stock Appreciation Rights

     Restrictions imposed on registered investment companies by the Investment Company Act of 1940 preclude the Corporation from offering stock options or stock appreciation rights incentive packages to its employees. The Corporation does not have any other forms of restricted stock or employee share benefit plans.

Section Sixteen (a) Beneficial Ownership Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than ten percent of the Corporation's stock, to file with the Securities and Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. Reporting persons are required by SEC regulations to furnish the Corporation with all Section 16(a) reports they file.

     To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 1997, except that one report covering one transaction was filed late by Thomas R. Beecher, Jr., a director of the Corporation.

Directors' and Officers' Liability Insurance

     The Corporation has an insurance policy from National Union Fire Insurance Company of Pittsburgh, PA that indemnifies (i) the Corporation for any obligation incurred as a result of the Corporation's indemnification of its directors and officers under the provisions of the New York Business Corporation Law and the Corporation's Bylaws, and (ii) the Corporation's directors and officers as permitted under the New York Business Corporation Law and the Corporation's Bylaws. The policy covers all directors and officers of the Corporation for the 12 months ending December 1998 for a total premium of $45,000. No sums have been paid to the Corporation or its officers or directors under the insurance contract.


2. Ratification of Selection of Independent Auditors

     The Board of Directors has selected the firm of Deloitte & Touche LLP, Buffalo, New York, as the independent auditors to examine the accounts of the Corporation for the 1998 fiscal year, subject to ratification by the shareholders at the Annual Meeting. The directors approving such selection included a majority of the Corporation's directors who are not "interested persons" of the Corporation as defined in the Investment Company Act of 1940. Deloitte & Touche LLP audited the accounts of the Corporation for the 1997 fiscal year.

     A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions and will be given an opportunity to make a statement if desired.

The board of directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the corporation for the 1998 fiscal year.

3.     Other Business

     The Corporation does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

Shareholder Proposals for the 1999 Annual Meeting

     Shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders must be received at the Corporation's offices not later than December 7, 1998, to be considered for the Corporation's proxy statement and form of proxy for that meeting.

     By Order of the Board of Directors,
     Reginald B. Newman II
     Chairman of the Board
     March 17, 1998

It is important that proxies be promptly returned. shareholders are urged to sign, date and return the proxy in the enclosed envelope, to which no postage need be affixed if mailed in the united states. if you attend the meeting you may, if you wish, withdraw your proxy and vote in person.

How to Apply for Funds

         To help applicants for investment funds, we are pleased to reprint in full the eight subjects we would prefer to be included in investment applications. Please send this information to us so that we may study it before arranging a personal meeting to discuss the investment:

1. History of company, nature of business or service and main products; Standard Industrial Classification (SIC) number of the industry; number of employees.

2. Biographical sketches of all executives, key personnel, directors and major stockholders; signed personal statement of net worth for each principal.

3.   Personal, business and technical references.

4. Projected and historical financial statement for five years including balance sheets, income statements and cash flows, preferable audited.

5.   Amount requested, and proposed use of funds; growth projections.

6.   Names of principal suppliers and customers.

7.   Analysis  of  the  market  and  industry,   method  of  distribution,   and
     competition.

8. Samples of promotional or descriptive literature on products or services offered.

1998 PROXY
RAND CAPITAL CORPORATION / 2200 Rand Building / Buffalo, New York 14203

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jayne K. Rand and Allen F. Grum as proxies, each with the power to appoint his/her substitute, and hereby authorizes each of them to represent and to vote as designated below all the shares of Common Stock of Rand Capital Corporation (the "Company") held of record by the undersigned at the annual meeting of shareholders to be held on April 14, 1998 or any adjournment thereof.

1. ELECTION OF DIRECTORS: Election of T.R. Beecher, Jr., A.F. Grum, L.F. Kahl, R.B. Kenzie, W.S. McLeese, R.B. Newman II, J.K. Rand.

                o FOR all nominees (except as marked to the contrary below)

                o WITHHOLD AUTHORITY for all nominees

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

2. APPOINTMENT OF DELOITTE & TOUCHE LLP as the independent public accountants of the Company for 1998.

                o FOR o AGAINST o ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED,  WILL BE VOTED IN THE MANNER DIRECTED HEREIN
     BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Date                    ,98
Signature                                         Signature if held jointly
Please sign exactly as name or names appear to the left. When signing as a Trustee, Executor, Administrator or Guardian, give title as such. All joint owners should sign. If a partnership, please sign in partnership name by authorized persons.

       PLEASE DATE, SIGN AND PROMPTLY RETURN IN THE ENCLOSED ENVELOPE